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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60997) pertaining to the Hastings Entertainment, Inc. Associates' 401(k) Plan of Hastings Entertainment, Inc. of our report dated July 18, 2003, with respect to the financial statements and schedule of the Hastings Entertainment, Inc. Associates' 401(k) Plan included in this Annual Report (Form 11-K) for the year ended January 31, 2003.

                                              /s/ Ernst & Young LLP

Fort Worth, Texas
July 29, 2003

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